Annex b: The Manitowoc Company, Inc. 2025 Omnibus Incentive Plan,

as proposed to be Amended and restated EFFECTIVE AS OF May 5, 2026

1.
Purpose, Effective Date and Definitions.
a.
Purpose. The Manitowoc Company, Inc. 2025 Omnibus Incentive Plan has two complementary purposes: (i) to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors and (ii) to increase shareholder value. The Plan will accomplish these objectives by offering participants the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms that this Plan provides.
b.
Effective Date. This Plan became effective on May 6, 2025, the date on which the Plan was approved by the Company’s shareholders (the “Effective Date”). The Company’s 2013 Omnibus Incentive Plan (the “Prior Plan”) terminated on the Effective Date, and no new awards may be granted under the Prior Plan after its termination date; provided that the Prior Plan shall continue to govern awards outstanding as of the date of the Prior Plan’s termination and such awards shall continue in force and effect until terminated pursuant to their terms. This Plan is being amended and restated effective as of the date of the Company’s 2026 annual meeting, contingent on shareholder approval at such meeting.
c.
Definitions. Capitalized terms used and not otherwise defined in various sections of the Plan have the meanings given in Section 21.
2.
Administration.
a.
Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to:
i.
determine the provisions of an Award agreement;
ii.
interpret the provisions of this Plan and any Award agreement;
iii.
prescribe, amend and rescind rules and regulations relating to this Plan;
iv.
correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and
v.
make all other determinations necessary or advisable for the administration of this Plan.

All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

b.
Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors who are also non-employee directors within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.
c.
No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 2(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.
3.
Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.
4.
Grants of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

5.
Shares Reserved under this Plan.
a.
Plan Reserve. An aggregate of 3,600,000 Shares are reserved for issuance under this Plan (the “Plan Reserve”). The Plan Reserve is subject to adjustment as provided in Section 18. The Shares reserved for issuance under this Plan may be either authorized and unissued Shares or shares reacquired at any time and now or hereafter held as treasury stock. No more than 3,600,000 Shares may be issued upon the exercise of incentive stock options. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.
b.
Depletion of Plan Reserve. With respect to Awards that are settleable in Stock (or may be settled in either cash or Stock), the Plan Reserve will be depleted, at the time an Award is granted, by the maximum number of Shares with respect to which such Award is granted.
c.
Replenishment of Plan Reserve. The following Shares will be recredited to the Plan Reserve in the same number as they depleted the reserve:
i.
Shares that will not be issued under an Award (whether due currently or on a deferred basis) due to its lapse, expiration, termination, cancellation or any other circumstance;
ii.
Shares forfeited under an Award; and
iii.
Shares issued under any Award that the Company subsequently reacquires pursuant to rights reserved upon the issuance of the Shares.

Notwithstanding the foregoing:

(A) Shares recredited to the Plan Reserve pursuant to clause (iii) may not be issued pursuant to incentive stock options; and

(B) in no event will the following Shares be recredited to the Plan Reserve: (x) Shares tendered or withheld in payment of the exercise or strike price of an Option or SAR or as a result of the net settlement of an outstanding Option or SAR; (y) Shares withheld to satisfy tax withholding obligations; and (z) Shares purchased by the Company using proceeds from the exercise price of an Option.

d.
Addition of Shares from Prior Plan. After the Effective Date, if any Shares subject to awards granted under the Prior Plan would again have become available for new grants under the terms of the Prior Plan if the Prior Plan were still in effect, then those Shares will become available for the purpose of granting Awards under this Plan in the same number as the related awards depleted the reserve under the Prior Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under Section 5(a).
e.
Director Award Limit. In no event shall the aggregate grant date value (determined in accordance with generally accepted accounting principles) of all Awards granted to any individual Non-Employee Director during a fiscal year of the Company, when added to any cash compensation received by such Non-Employee Director in the same fiscal year, in each case for service as a Non-Employee Director, exceed $1,500,000.
6.
Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date on which the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant (unless the Option complies with or is otherwise exempt from Code Section 409A); (e) the terms and conditions of vesting and exercise; and (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Except to the extent the Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options made be made by:

(a) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares,

(b) delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price,

(c) surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or

(d) any combination of (w), (x) and/or (y).

Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

7.
Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof.
8.
Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) whether the restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant’s death, Disability or Retirement; (d) the length of the vesting and/or performance period (subject to Sections 13 and 18) and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or a combination thereof.

Except to the extent otherwise set forth in an Award agreement:

a.
Following the issuance of Shares of Restricted Stock to a Participant and before the Shares are fully vested, the Participant shall be entitled to exercise full voting rights with respect to such Shares. Dividends and other distributions with respect to such Shares of Restricted Stock shall be governed by Section 11.
b.
Subject to Section 14, Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units shall be subject to the transfer restrictions set forth in Section 15 and to forfeiture upon termination of employment or service until the vesting and/or performance conditions set forth in the Award agreement have been satisfied.
c.
A Participant shall not be entitled to, and shall agree to waive or otherwise surrender, any rights to vote or receive dividends or other distributions paid, or any other shareholder rights, with respect to Performance Shares, Performance Units valued in Shares or Restricted Stock Units that are granted to the Participant until after the Performance Shares have been earned or the Company has issued Shares in settlement of the Performance Units or Restricted Stock Units in accordance with the Award agreement. Any Dividend Equivalent Units granted with respect to such Awards shall be governed by Section 11.
9.
Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Administrator may specify.
10.
Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Administrator may specify.
11.
Dividends and Dividend Equivalent Units.
a.
Prohibitions. In no event may dividends or Dividend Equivalent Units be awarded with respect to Options, SARs or any other Award that is not a Full-Value Award. Notwithstanding anything to the contrary in this Plan, and for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or Dividend Equivalent Units on unvested Awards for all equity Award types.
b.
Dividends. Shares of Restricted Stock will automatically be credited with dividends and other distributions to the extent dividends or other distributions are paid on the Stock following the grant date of such Restricted Stock. However, if cash dividends or other cash distributions are paid with respect to Shares of Restricted Stock while such Shares are unvested, then such dividends or other distributions will either, at the discretion of the Administrator, be (i) automatically reinvested as additional Shares of Restricted Stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Stock, or (ii) paid in cash at the same time and the same extent that the Restricted Stock vests. Any dividends or other distributions paid in the form of shares shall be subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Stock. For clarity, in no event will dividends or other distributions be paid to a Participant with respect to Restricted Stock unless, until and to the same extent as the underlying Restricted Stock vests.
c.
Dividend Equivalent Units. The Administrator may grant Dividend Equivalent Units only in tandem with Full-Value Awards, other than Restricted Stock. Dividend Equivalent Units will either, at the discretion of the Administrator, be (i) accumulated and paid, in cash or Shares in the Administrator’s discretion, at the same time and to the same extent that the tandem Award vests or is earned or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem Award. For clarity, in no event will a Participant receive payment with respect to a Dividend Equivalent Unit unless, until and to the same extent as the tandem Award vests and is paid. The Administrator may otherwise determine all terms and conditions of each award of Dividend Equivalent Units, subject to the terms of this Plan.
12.
Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation except as provided herein (and subject to the limitations of Section 16(e)), such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.
13.
Minimum Vesting Period; Discretion to Accelerate.
a.
Minimum Vesting Period. Notwithstanding anything herein to the contrary, all equity Awards granted under the Plan shall have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply in connection with (i) a Change of Control as provided in Section 18(c), (ii) a Participant’s termination due to death or Disability, (iii) a substitute award that does not reduce the vesting period of the award being replaced, or (iv) Awards with respect to up to 5% of the total number of Shares reserved pursuant to Section 5(a). For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than 50 weeks.
b.
Discretion to Accelerate. Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to accelerate or shorten the vesting period of an Award, in connection with a Participant’s death, Disability, Retirement or termination by the Company without Cause or upon a Change of Control.
14.
Effect of Termination on Awards. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of the Participant’s termination of employment or service on the Participant’s Awards, then such agreement shall control. In any other case, except as otherwise provided by the Administrator in an Award agreement or as otherwise determined by the Administrator prior to or at the time of termination of a Participant’s employment or service, the following provisions shall apply upon a Participant’s termination of employment or service with the Company and its Affiliates.
a.
Termination of Employment or Service. If a Participant’s service with the Company and its Affiliates as an employee or a Director ends for any reason other than (i) a termination for Cause, (ii) death, (iii) Disability or (iv) Retirement, then:
i.
Any outstanding unvested Options or SARs shall be forfeited immediately upon such termination, and any outstanding vested Options or SARs shall be exercisable until the earlier of (A) six (6) months following the Participant’s termination date and (B) the expiration date of the Option or SAR under the terms of the applicable Award agreement; provided that, if the Option was granted to a Director, then the vested Options or SARs shall be exercisable until the earlier of twelve (12) months following the Participant’s termination date and the expiration date.
ii.
All other outstanding Awards made to the Participant, to the extent not then earned, vested or paid to the Participant, shall terminate on the Participant’s last day of employment or service.
b.
Death, Disability or Retirement of Participant. If a Participant dies during employment with the Company and its Affiliates or while a Director, or if a Participant’s service terminates as a result of Disability or Retirement, then:
i.
All outstanding Options or SARs shall become fully vested and exercisable by the Participant or, in the case of death, by the Participant’s estate or the person who has acquired the right to exercise such Awards by bequest or inheritance, as follows:
1.
In the case of the Participant’s death, until the earlier of twelve (12) months following the date of the Participant’s death and the expiration date of the Option or SAR.
2.
In the case of a termination as a result of Disability, until the earlier of twelve (12) months following the date of the termination and the expiration date of the Option or SAR.
3.
In the case of a termination as a result of Retirement, until the earlier of ten (10) years following the date of the Participant’s Retirement and the expiration date of the Option or SAR.

ii.
All restrictions on all outstanding Awards of Restricted Stock or Restricted Units that are not Performance Awards, including all related Dividend Equivalent Units, shall be deemed to have lapsed, and such Awards shall become fully vested, upon the date of death or termination, as applicable.
iii.
All outstanding Awards of Performance Shares and Performance Units, including all related Dividend Equivalent Units, shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not died or terminated service, as applicable, but prorated based on the portion of the performance period that the Participant has completed at the time of death or termination of service.
iv.
All other outstanding Awards made to the Participant, to the extent not then earned, vested or paid to the Participant, shall terminate on the Participant’s last day of employment or service.
c.
Termination for Cause. If a Participant’s employment with the Company and its Affiliates or service as a Director is terminated for Cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of employment. The Committee shall have discretion to waive the application of this Section 14(c) in whole or in part and to determine whether the event or conduct at issue constitutes Cause for termination.
d.
Time of Termination. For purposes of this Section 14, termination of service shall be deemed to occur at 11:59 p.m. (Central Time) on the relevant date described above, except that, if the Participant is terminated for Cause, then the termination shall occur immediately at the time of such termination.
e.
Consultants and Other Stock-Based Awards. The Administrator shall have the discretion to determine, at the time an Award is made, the effect of the termination of service of a Consultant on Awards held by such individual, and the effect on other Stock-based Awards of the Participant’s termination of employment or service with the Company and its Affiliates.
15.
Restrictions on Transfer, Encumbrance and Disposition. No Award granted under this Plan may be sold, assigned, mortgaged, pledged, exchanged, hypothecated or otherwise transferred, or encumbered or disposed of, by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant’s legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee). Notwithstanding the foregoing, (a) except to the extent prohibited or limited by an Award agreement, any policy of the Company or the Administrator, a Participant may transfer Awards to (i) his or her spouse, children or grandchildren (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners; provided that the transfer will be effective only if the Participant receives no consideration for such transfer; and (b) a Participant may transfer an Award if permitted by the Administrator. Subsequent transfers of transferred Awards are prohibited except transfers to those persons or entities to which the Participant could have transferred such Awards or transfers otherwise made in accordance with this Section 15. Any attempted transfer not permitted by this Section 15 shall be null and void and have no legal effect. The restrictions set forth in this Section 15, and any risk of forfeiture applicable to an Award, shall be enforceable against any transferee of an Award.
16.
Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
a.
Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 16(b), this Plan will terminate on the earlier of (i) the date all Shares reserved for issuance have been issued, or (ii) the tenth (10th) anniversary of the Effective Date.
b.
Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:
i.
the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;
ii.
shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and
iii.
shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) (except as permitted by Section 18), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the shareholder protections afforded by Section 16(e).
c.
Amendment, Modification, Cancellation and Disgorgement of Awards.
i.
Except as provided in Section 16(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 18 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.
ii.
Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.
iii.
Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.
iv.
Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.
d.
Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
e.
Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 18, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.
f.
Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b).

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award agreement to contrary.

g.
Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
17.
Taxes.
a.
Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts (collectively, the “Tax Obligations”) in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy the Tax Obligations by any of the following, unless the Administrator has provided otherwise in an Award agreement:
i.
By deducting (or requiring an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash or Shares otherwise deliverable or vesting under an Award having a Fair Market Value equal to the Tax Obligations;
ii.
By requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of the Tax Obligations;

iii.
If Shares have been delivered under an Award, by requiring such Participant to tender Shares having a Fair Market Value equal to the Tax Obligations back to the Company, promptly on demand; or
iv.
If Shares are deliverable upon exercise or payment of an Award, by permitting a Participant to elect to satisfy all or a portion of the Tax Obligations by (A) having the Company or its Affiliate withhold Shares otherwise issuable under the Award, (B) tendering back Shares received in connection with such Award or (C) delivering other previously owned Shares, in each case having a Fair Market Value equal to the Tax Obligations.

Notwithstanding the foregoing, in the case of clauses (iii) or (iv), the Fair Market Value of such Shares may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

Notwithstanding the foregoing, unless otherwise provided in an Award agreement or by the Administrator, Section 16 Participants may satisfy the Participant’s Tax Obligations with respect to the Participant’s Awards by having the Company withhold Shares otherwise issuable under the Award having a Fair Market Value equal to the Tax Obligations. By approving this Plan, the Board approves such withholding of Shares for purposes of Rule 16b-3 promulgated under the Exchange Act.

b.
No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
c.
Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an incentive stock option within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company in writing within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company in writing within seven (7) days of the date the Participant makes such an election.
18.
Adjustment Provisions; Change of Control.
a.
Adjustment of Shares. If:
i.
the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged;
ii.
the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property;
iii.
the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or
iv.
any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 5(a)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

For the avoidance of doubt, the grant of an Award shall not affect in any way the right or power of the Company or any of its Affiliates to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s or such Affiliate’s capital structure or business, or any merger, consolidation or business combination of the Company or such Affiliate, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Stock or the rights of the holders of Stock, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business or any other Company or Affiliate action or proceeding, whether of a similar character or otherwise.

b.
Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.
c.
Change of Control. To the extent the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control with respect to the Participant’s Awards, such agreement or policy shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:
i.
each holder of an Option or SAR shall have the right at any time thereafter to exercise the Option or SAR in full whether or not the Option or SAR was theretofore exercisable; provided that the Company may elect to cancel all outstanding Options or SARs in exchange for a cash payment equal to the excess of the Change of Control Price over the exercise price of the Shares subject to such Option or SAR upon the Change of Control (or for no cash payment if such excess is zero);
ii.
Shares of Restricted Stock and Restricted Stock Units that are not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock or Restricted Stock Units shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock or Restricted Stock Units; provided that the Company may elect to cancel each outstanding Restricted Stock Unit in exchange for a cash payment equal to the Change of Control Price upon the Change of Control;
iii.
each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit, assuming the greater of target or projected actual performance (based on the assumption that the applicable Performance Goals continue to be achieved at the same rate through the end of the performance period as they are at the time of the Change of Control), and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; provided that the Company may elect to cancel each outstanding Performance Unit in exchange for a cash payment equal to the value of such Performance Unit;
iv.
all Incentive Awards for which the performance period has not yet expired shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change of Control, by taking the product of (A) the sum of (1) average of the Annual Incentive Award earned by the Participant during the Company’s latest three consecutive fiscal years, and (2) the greater of target or projected actual performance (based on the assumption that the applicable Performance Goals continue to be achieved at the same rate through the end of the performance period as they are at the time of the Change of Control) for any Long-Term Incentive Award, and (B) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;
v.
each holder of an Incentive Award, Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Incentive Award, Performance Share and/or Performance Unit;
vi.
each holder of a Dividend Equivalent Unit shall be entitled to receive a cash payment equal to the value of the Dividend Equivalent Unit as of the date of the Change of Control; provided that such payment will be prorated to the extent, if at all, any related Award is settled on a pro rata basis; and
vii.
each holder of any type of Award not subject to the foregoing provisions shall be entitled to receive a cash payment based on the value of the Award as of the date of the Change of Control.

For purposes of this Section 18, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit for which the value is equal to the Fair Market Value of Shares shall be based on, the Change of Control Price.

Notwithstanding anything to the contrary in this Section 18(c), the terms of any Awards that are subject to Code Section 409A shall govern the treatment of such Awards upon a Change of Control, and the terms of this Section 18(c) shall not apply, to the extent required for such Awards to remain compliant with Code Section 409A, as applicable.

d.
Application of Limits on Payments.
i.
Determination of Cap or Payment. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments in conjunction with any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 18(d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).
ii.
Procedures.
1.
If a Participant or the Company believes that a payment or benefit due the Participant will result in some or all of the Total Payments being subject to the Excise Tax, then the Company, at its expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel (“National Tax Counsel”) selected by the Company (which may be regular outside counsel to the Company), which opinion sets forth (1) the amount of the Base Period Income (as defined below), (2) the amount and present value of the Total Payments, (3) the amount and present value of any excess parachute payments determined without regard to any reduction of Total Payments pursuant to Section 18(d), and (4) the net after-tax proceeds to the Participant, taking into account applicable federal, state and local income taxes and the Excise Tax if (x) the Total Payments were delivered in accordance with Section 18(d)(i)(A) or (y) the Total Payments were delivered in accordance with Section 18(d)(i)(B). The opinion of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel opinion determines that Section 18(d)(i)(B) applies, then the Plan Payments or any other payment or benefit determined by such counsel to be includable in the Total Payments shall be reduced or eliminated so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In such event, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).
2.
For purposes of this Section 18: (1) the terms “excess parachute payment” and “parachute payments” shall have the meanings given in Code Section 280G and such “parachute payments” shall be valued as provided therein; (2) present value shall be calculated in accordance with Code Section 280G(d)(4); (3) the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Code Section 280G(d)(1); (4) for purposes of the opinion of National Tax Counsel, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4); and (5) the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation, and state and local income taxes at the highest marginal rate of taxation in the state or locality of the Participant’s domicile, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.
3.
If National Tax Counsel so requests in connection with the opinion required by this Section 18(d)(ii), the Company shall obtain, at the Company’s expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant solely with respect to its status under Code Section 280G.
4.
The Company agrees to bear all costs associated with, and to indemnify and hold harmless the National Tax Counsel from, any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this

Section 18, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.
5.
This Section 18 shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 18 shall be cancelled without further effect.
19.
Data Privacy. Participants who wish to review the data privacy policy should contact their local Human Resources department.
20.
Miscellaneous.
a.
Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan, including, without limitation, provisions for:
i.
one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);
ii.
restrictions on resale or other disposition of Shares; and
iii.
compliance with federal or state securities laws and stock exchange requirements.
b.
Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:
i.
a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
ii.
a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
iii.
a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and
iv.
a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required for compliance with Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

c.
No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.
d.
Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.
e.
Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.
f.
Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.
g.
Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
h.
Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.
i.
Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.
21.
Definitions. Capitalized terms used in this Plan or any Award agreement have the following meanings, unless the Award agreement otherwise provides:
a.
“Administrator” means the Committee or the Board; provided that, to the extent the Committee or the Board has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company, or the Board has delegated such authority and responsibility to another committee, in each case as permitted by Section 2(b), the term “Administrator” shall also mean such officer, officers or other committee, as applicable.
b.
“Affiliate” shall have the meaning given in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.
c.
“Applicable Exchange” means the New York Stock Exchange or such other exchange or automated trading system on which the Stock is principally traded at the applicable time.
d.
“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Shares, an Annual Incentive Award, a Long-Term Incentive Award, Dividend Equivalent Units or any other type of award permitted under the Plan.
e.
“Board” means the Board of Directors of the Company.
f.
“Cause” means any of the following as determined by the Company: (i) with respect to Participants other than Non-Employee Directors, (A) the failure of the Participant to perform or observe any of the material terms or provisions of any written employment agreement between the Participant and the Company or its Affiliates or, if no written agreement exists, the gross dereliction of the Participant’s duties (for reasons other than the Participant’s Disability) with respect to the Company or its Affiliates; (B) the failure of the Participant to comply fully with the lawful directives of the Board or the board of directors of an Affiliate of the Company, as applicable, or the officers or supervisory employees to whom the Participant reports; (C) the Participant’s dishonesty, misconduct, misappropriation of funds, or disloyalty or disparagement of the Company, any of its Affiliates or its management or employees; or (D) other proper cause determined in good faith by the Administrator; or (ii) with respect to Non-Employee Directors, (A) fraud or intentional misrepresentation; (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Affiliates; or (C) any other gross or willful misconduct as determined by the Committee, in its sole and conclusive discretion.
g.
“Change of Control” means the first to occur of the following with respect to the Company or any upstream holding company (which, for purposes of this definition, shall be included in references to “the Company”):

i.
Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or
ii.
The Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares of the Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares of the Stock outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;
iii.
The Company or any Affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so sold, assigned or otherwise transferred exceeds fifty percent (50%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”;
iv.
The Company dissolves and liquidates substantially all of its assets; or
v.
At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuing Directors.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the definition of “Change of Control” herein shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change in control event under Code Section 409A to the extent necessary to comply with the requirements of Code Section 409A.

h.
“Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 18(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.
i.
“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
j.
“Committee” means the Compensation Committee of the Board, or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors who are also non-employee directors within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act (not fewer than two (2)) to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule.
k.
“Company” means The Manitowoc Company, Inc., a Wisconsin corporation, or any successor thereto.
l.
“Director” means a member of the Board; and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.
m.
"Disability" means disability as defined in the Company’s long-term disability plan covering exempt salaried employees, except as otherwise determined by the Administrator and set forth in an Award agreement. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.
n.
“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share as described in Section 11.

o.
“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
p.
“Fair Market Value” means a price that is based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share, on the Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within 30 days before or 30 days after the applicable date, as determined by the Administrator in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Administrator and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Administrator does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing sale price as of the date as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Administrator shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria. Notwithstanding the foregoing, in the case of the sale of Shares on the Applicable Exchange, the actual sale price shall be the Fair Market Value of such Shares.
q.
“Full-Value Award” means Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units denominated in Shares and any other Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.
r.
“Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), and shall include “Annual Incentive Awards” as described in Section 9 and “Long-Term Incentive Awards” as described in Section 10.
s.
“Option” means the right to purchase Shares at a stated price for a specified period of time.
t.
“Participant” means an individual selected by the Administrator to receive an Award.
u.
“Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. The Performance Goals may, without limitation, relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: revenue; cash flow; total shareholder return; dividends; debt; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); accounts receivable; average inventories (calculated by taking the average of inventories at the end of each month); inventories; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; current assets; non-interest bearing current liabilities; net property, plant and equipment; operating assets; capitalized research and development; goodwill; accumulated amortization of goodwill; goodwill impairment; capital; cost of capital; cost of equity; cost of debt; bad debt reserves; inventory reserves; taxes; or a combination of the foregoing. As to each Performance Goal, the relevant measurement of performance shall, unless otherwise determined by the Administrator, be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions, dispositions or recapitalizations; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, the Administrator may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan.
v.
“Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

w.
“Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.
x.
“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).
y.
“Plan” means The Manitowoc Company, Inc. 2025 Omnibus Incentive Plan, as may be amended from time to time.
z.
“Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.
aa.
“Restricted Stock Unit” means the right to receive a cash payment and/or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.
bb.
“Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, (i) with respect to Participants (other than Non-Employee Directors) who are based in the United States, termination of employment or service with the Company and its Affiliates on or after the date the Participant has both attained age sixty (60) and completed five (5) years of service with the Company and its Affiliates, and (ii) with respect to Participants (other than Non-Employee Directors) who are based outside the United States, termination of employment or service with the Company and its Affiliates on or after the applicable statutory or actual retirement age that is prescribed by law in the jurisdiction of the employing entity or where the Participant is located or if no such statutory age is prescribed, in circumstances where the Participant represents to the Company that they intend to indefinitely withdraw from the workplace as determined by the Administrator in its discretion, and (iii) with respect to Participants who are Non-Employee Directors, the Non-Employee Director’s removal (other than for Cause), non-election (other than for Cause) or resignation on or after reaching the mandatory retirement age set forth in the Company’s Corporate Governance Guidelines.
cc.
“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
dd.
“Share” means a share of Stock.
ee.
“Stock” means the Common Stock of the Company.
ff.
“Stock Appreciation Right” or “SAR” means the right to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.
gg.
“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

ADDENDUM TO THE MANITOWOC COMPANY, INC.

2025 OMNIBUS INCENTIVE PLAN

APPLICABLE TO EMPLOYEES AND MANAGING DIRECTORS WHO ARE TAX

RESIDENTS OF FRANCE

The terms and conditions detailed below are to be read in conjunction with The Manitowoc Company, Inc 2025 Omnibus Incentive Plan (hereinafter the “Plan”). Defined terms hereinafter are to have the same meaning as that stated in the Plan.

ARTICLE I. SCOPE OF THE ADDENDUM

This Addendum only governs the grant of the Options to employees of any direct or indirect French subsidiaries of The Manitowoc Company, Inc. and its subsidiaries and affiliates (hereinafter “the Manitowoc Group”) (in accordance with article L 225-180 of the new “Code de Commerce”), and not the other Awards provided for in the Plan.

Notwithstanding any other provisions of the Plan not referred to in this Addendum, the following provisions/amendments are applicable to such employees in respect of the Options. These provisions constitute either exceptions to provisions of the same nature provided for in the Plan, or additional rules to these documents, so that the Options qualify as options under French law for favorable social and tax regime.

ARTICLE II. GRANT OF OPTIONS

2.1 Granting Period.

The authorization given by the shareholders’ meeting of The Manitowoc Company, Inc. to the Board of Directors and the Compensation Committee (hereinafter the “Committee”) for granting the Options is limited to thirty-eight (38) months as from the date of this shareholders’ meeting.

2.2 Beneficiaries.

Options may be granted under this Addendum to the following beneficiaries (hereinafter “Employees”):

•
Employees, i.e., individuals having an employment contract with the French company and being at the date of grant of the Options, based in France or abroad under a temporary secondment and individuals having an employment contract with a foreign company of the Manitowoc Group as defined by article L 225-180 of the new “Code de Commerce” and being seconded in France.
•
Managing Directors (i.e., “Dirigeants Sociaux”) of any French company of the Manitowoc Group as defined by article L 225-180 of the new “Code de Commerce” at the date of grant. In reference to the allocation of Options to any Eligible corporate officers, the following specific restrictions apply:
•
either the direct or indirect French subsidiaries should offer free shares or options to all its own employees and at least 90% of any direct or indirect French subsidiaries’ employees;
•
or the direct or indirect French subsidiaries should set up a participation agreement or a profit-sharing agreement benefiting to all its own employees and at least to 90% of its French subsidiaries’ employees.

2.3 Type of Options.

The Options granted under the Plan modified by this Addendum will only be purchase Options (i.e., Shares bought back by the Company). No Options may be granted under this Addendum that are subscription Options (i.e., newly issued Shares of the Company).

Limited stock appreciation right:

No Stock Appreciation Right may be granted after the date of grant of the related Options. In addition, such Stock Appreciation Right must be mentioned in the Option grant letter.

2.4 Date of Grant.

Options cannot be granted during the ten (10) stock exchange sessions preceding and following the publication of the consolidated or annual accounts.

Options cannot be granted during a period starting at the date at which the management of the Company is aware of any information that could have a significant impact on the Company’s Share price and ending ten (10) stock exchange sessions after this information has been made public.

Options cannot be granted within a twenty (20) day period following a distribution of dividends or a capital increase.

2.5 Conditions of Grant.

Options are definitively offered and cannot be cancelled or modified.

No Options can be granted to any Employees holding Shares representing ten percent (10%) or more of The Manitowoc Company, Inc. share capital at the date of the grant of the Options.

The total number of Options granted to Employees and remaining unexercised (outstanding Options) shall never cover a number of Shares exceeding one-third of The Manitowoc Company, Inc. share capital.

Should the Company purchase its Shares before granting Options the purchase Options shall be awarded over the stock within twelve (12) months of their purchase.

The Shares shall be purchased by the issuing Company at least one day before the Options become exercisable.

2.6 Option Price.

The Option price will be the Fair Market Value of Common Stock at the date of grant (i.e., the price per share at the close of the previous day’s trading as reported on the New York Stock Exchange Composite Tape).

Nevertheless, unless otherwise specifically approved by the Committee, this Option price shall not be less than ninety-five percent (95%) of the average stock exchange price during the twenty (20) days preceding the day when the Option is granted. In addition, this Option Price shall not be less than ninety-five percent (95%) of the average purchase price of its own Shares held by The Manitowoc Company, Inc. to be allocated to the Option holder.

ARTICLE III. REGIME OF OPTIONS

3.1 Transferability of the Options.

Notwithstanding any other provisions of the Plan not referred to in this Addendum, an Option is only transferable by death of the Employee. In the event of an Employee’s death, the period during which the legal heirs are entitled to exercise the Option is six (6) months following the Employee’s death.

3.2 Adjustments of the Option Price.

The Option price shall remain unchanged as from the grant of the Options until the exercise of the Options. The Option price shall be adjusted only upon the occurrence of the events specified under French law (article L 225-181 of the new “Code de Commerce”).

No other event may constitute a recognized exception under French regulations except in case of any modifications as provided from time to time by any new French regulations or by any governmental decision.

3.3 Date of Exercise.

Twenty-five percent (25%) of Options granted under this Addendum shall be exercisable after the expiration of a two-year period as from the date of grant and an additional twenty-five percent (25%) of Options shall be exercisable thereafter on the anniversary of the date of grant, up to one hundred percent (100%).

3.4 Payment of the Option Price.

The payment of the Option price is allowed either in cash or by compensation of certain, due and payable debts that the Employees hold against the Company.

ARTICLE IV. SALE OF SHARES RESULTING FROM THE EXERCISE OF OPTIONS

4.1 Principles.

Under French Tax Code, the favorable tax regime applicable to the “acquisition gain” is linked to the sale of the Shares resulting from the exercise of the Options and shall be taxed according to Section 80 bis of the French Tax Code.

For social security purposes, the Company shall notify the relevant French social bodies the Eligible Employees’ identity and the number of Awards respectively granted.

Under the new “Code de Commerce,” the sale of the Shares resulting from the exercise of the Options shall not be forbidden beyond a period of three years starting from the exercise of the Options (section L 225-177).

4.2 Application.

By virtue of the principles mentioned in Section 4.1 above, and except in the events provided under section 91 ter of Annex II of the French Tax Code, when all the conditions provided by this section are fulfilled, the shares shall not be sold, or otherwise disposed of, before a period of two (2) years for shares resulting from Options exercised after the expiration of a two-year period as from the date of grant of the Options.

Notwithstanding the above-mentioned provisions the shares may be sold, or otherwise disposed of, after the expiration of a four-year period as from the date of grant of the Options.

Failing to respect the above-mentioned non transferability period would entail the invalidity of the sale of the shares for the faulty Employee provided such provision complies with U. S. laws and is otherwise enforceable.

According to Section 91 ter of Annex II of the French Tax Code, the initial four (4) year period between grant of Options and sale of Shares is not required in strict limited cases for benefiting from the favorable tax regime:

•
in case of the optionee’s disability or death,
•
in case of the optionee’s retirement at the request of the Company provided the optionee exercised the options at least three (3) months before the termination of the optionee’s work contract and still holds the share at the date of the event.
•
in case of dismissal, provided the optionee exercised the optionee’s options at least three (3) months before the optionee is notified of the optionee’s dismissal.

In these cases, the sale of the Shares may occur in connection with the event, which means, in particular in case of dismissal and retirement, not before the termination of the contract.

Should any modifications of the French legal and/or tax regime arise that would concern the conditions to qualify for the preferential tax and social security treatment, the Committee would be entitled to modify accordingly and for this sole purpose the dates of exercise of the Options as well as the vesting period applicable to future grants of Options and the holding conditions of the Shares.

Addendum to the MANITOWOC COMPANY, INC. OMNIBUS INCENTIVE PLAN

AND RESTRICTED STOCK UNIT AWARD AGREEMENT for

Restricted Stock Units and Performance Share Awards made to Participants in France

1.
Purpose

This Addendum applies to Restricted Stock Units and/or Performance Shares granted to French Participants as of 2025.

The Plan and the Agreement are restated as follows:

1.1.
Purpose

The Manitowoc Company, Inc. 2025 Omnibus Incentive Plan (the “Plan”) was adopted by the Board of The Manitowoc Company, Inc. (the “Company”) on February 25, 2025 and approved by the shareholders of the Company on May 6, 2025 for the benefit of officers, employees and directors of the Company and its Affiliates, including its French subsidiary(ies).

Section 16 of the Plan authorizes the Board or the Committee to approve supplements to, or amendments, restatements or alternative version of the Plan. Therefore, the Board has approved this Addendum which sets out the terms and conditions governing Qualified Free Shares made under the Plan to eligible Participants, tax residents in France, or otherwise selected by the Board for participation under this Addendum.

The authorization given by the shareholders’ meeting of The Manitowoc Company, Inc. to the Board of Directors and the Committee for granting the Restricted Stock Units and/or Performance Shares is limited to thirty-eight (38) months as from the date of such shareholders’ meeting.

This Addendum contains the term of “Qualified Free Shares Awards” which exclusively refer to the award of Restricted Stock Units and/or Performance Shares, paid in Shares, granted in accordance with Section 8 of the Plan as amended and restated in the Addendum. For the avoidance of doubt these rules have been set in order to comply with the meaning of:

•
Articles L 225-197-1 to L 225-197-5 and Articles L 22-10-59 to L 22-10-60 of the French Commercial Code for legal purposes;
•
Article 80 quaterdecies of the French General Tax Code for tax purposes in its drafting resulting from the Ordinance n°2020-1142 dated September 16th, 2020;
•
Articles L. 242-1 6 and L.137-13 of the French Social Security Code for social security purposes.

Consequently, the terms “Qualified Free Shares”, “Qualified Free Shares Awards” and “Award” herein shall be construed and interpreted accordingly.

The present French Addendum is not applicable to awards paid in cash, and to awards of and/or Restricted Stock, Performance Units, Stock-Options or Stock Appreciation Rights. Consequently, dispositions of the Plan applicable to these are not applicable to Awards made further to the present Addendum.

The adoption of this Addendum and corresponding modifications of the Plan comes within the spirit of Section 16. The provisions of the Addendum shall not modify the number of Restricted Stock Units and/or Performance Shares initially awarded.

The Plan administration and related transfers of shares shall be managed by any transfer agent and plan administrator duly authorized by the Board.

For purposes of any Restricted Stock Units and Performance Shares granted under the Addendum, the terms of the Plan should be deemed implemented by reference to this Schedule. If no specific provision of this Schedule applies, the terms of the Award Agreement apply.

1.2.
Definitions
(a)
In Section 20(b) of the Plan, the definition of “Affiliate” is amended as follows:

“Affiliate” means the following for the purpose of determining the company in which Eligible participant may be retained for the award of Restricted Stock Units or Performance Shares:

•
Those companies in which the Company holds, directly or indirectly, at least 10% (ten) of the voting rights or equity;
•
Those companies which hold, directly or indirectly, at least 10% (ten) of the voting rights or equity in the Company;
•
Those companies of which at least 50% (fifty) of the equity or voting rights are held, directly or indirectly, by a company which itself holds at least 50% (fifty) of the Company.
(a)
Section 20(v) of the Plan, the definition of “Performance Shares” is completed as follows:

Performance Shares are subject to (i) a risk of forfeiture during the Vesting Period, as described in Section 8.2 of this Addendum, and (ii) restrictions on transfer during the Share Sale Restriction Period, as described in Section 8.3 of this Addendum, as determined by the Committee.

(b)
Section 20(aa) of the Plan, the definition of “Restricted Stock Units” is amended as follows:

“Restricted Stock Units”, means a conditional right to receive Shares that are subject to (i) a risk of forfeiture during the Vesting Period, as described in Section 8.2(i) of this Addendum, and (ii) restrictions on transfer during the Share Sale Restriction Period, as described in Section 8.3 of this Addendum, as determined by the Committee.

2.
Administration

2.1 Section 2 “Administration” of the Plan is completed as follows:

Notwithstanding the above, no modification can be made to this Addendum which is disadvantageous to the Participants or which is in contradiction to the French Commercial Code and French Tax Code provisions, unless the modification is the result of a new law or regulation or any other obligatory disposition or ruling applied to the Company or any other Affiliated Company, having legal, fiscal or social implications.

The terms of this Addendum shall be interpreted in accordance with the relevant provisions set forth by French tax and social laws, as well as the regulations issued by the French tax and social administrations.

3.
Eligibility

3.1 Section 3 of the Plan « Eligibility » is completed as follows:

Notwithstanding the above, Participants who are eligible to be granted Qualified Free Shares shall consist exclusively of employees with a valid employment contract (“contrat de travail”) at Grant Date, and/or Corporate Officers with or without an employment contract, such as listed below, of the Company or of the French Affiliate(s):

•
“Président du Conseil d’Administration”(Chairman of the Board);
•
“Directeur Général” (Managing Director) ;
•
“Directeurs Généraux Délégués“ (Delegated Managing Directors) ;
•
Members of the “Directoire” (Executive Directors);
•
“Gérant” of a “Société par Actions” for « SCA » companies (“Manager of a Joint Stock Company”);
•
“Président" (if a private individual) d’une Société par Actions Simplifiée”.

For the avoidance of doubt, officers and Directors of the Company, or of French Affiliate(s), are eligible Participants if they have a valid employment contract with one of these entities, or if they are one of the Corporate Officers listed above. No Qualified Free Shares can be granted under this Addendum to non-employee members of the “Conseil d’Administration” (the Board), consultants and advisors.

In reference to the grant of Qualified Free shares to the corporate officers of any direct or indirect French Subsidiaries of the Manitowoc Company Inc, the following specific restrictions apply:

•
either the direct or indirect French subsidiaries should offer free shares or options to all its own employees and at least 90% of any direct or indirect French subsidiaries’ employees; or
•
the direct or indirect French subsidiaries should set up a participation agreement or a profit-sharing agreement benefiting to all its own employees and at least to 90% of its French subsidiaries’ employees.

An Award may not be made to employees and/or Corporate Officers holding more than 10% of the issued share capital in the Company or who, after having received Shares under an Award granted hereunder, would hold more than 10% of the issued share capital in the Company.

4.
Grants of Awards

The present Addendum does not amend this Section.

5.
Shares Reserved under this Plan

5.1 Section 5 (a) “Plan Reserve” is completed as follows:

Shares of the Company to be delivered under the Plan may be market repurchased shares (already existing shares) or newly issued shares.

For awards granted over already existing shares, corresponding shares shall be repurchased by the Company at least one day before the applicable Vesting Date. Shares acquired by the Participant as a result of the vesting of the Award shall be registered in the name of the Participant or be identifiable. They will be registered in the Company’s books in an individual account via the transfer agent. The Participants shall have the voting and dividends rights attached to the shares as of the date he/she becomes the holder of record of such common stock.

5.2 Section 5(e) of the Plan “Director Award Limit” is completed as follows:

Notwithstanding the provisions of the Plan, the total number of Shares that may be granted to the Participants under this Addendum shall not exceed 15% of the granting Company’s share capital at Grant Date. Outstanding unvested Awards shall be treated as Shares in order to determine the threshold of 10% of the granting Company’s share capital while unvested Qualified Stock Options shall not.

6.
Options

Section 6 of the Plan does not apply to Awards made under this Addendum.

7.
Stock Appreciations Rights

Section 7 of the Plan does not apply to Awards made under this Addendum.

8.
Performance and Stock Awards

8.1 Section 8(a) of the Plan is amended as follows:

Qualified Free Shares Awards, to be granted under the present Addendum, shall exclusively be settled in Shares.

Notwithstanding any provisions to the contrary, the Participant to whom is granted a Qualified Free Share Award shall have no shareholder rights, including the right to vote or to receive dividends, until the Qualified Frees Share Award is duly vested and the legal ownership of shares is transferred to the Participant.

Once transferred, the Shares are subject to a Share Sale Restriction (please refer to Section 8.3 of the Addendum).

Restricted Stock Units and Performance Shares may be granted to eligible Participants, listed in Section 3 of the Addendum, selected by the Committee.

8.2 A new Section 8(d) “Vesting Period” is added to the Plan rules:

Notwithstanding any other provision of the Plan to the contrary, the Participant shall only be entitled to receive payment of:

i.
the Restricted Stock Units, once vested, upon Vesting Date, which shall occur:
•
up to one third (1/3rd) on the first (1st) anniversary of the Grant Date,
•
up to one third (1/3rd) on the second (2nd) anniversary of the Grant Date and,
•
up to one third (1/3rd) on the third (3rd) anniversary of the Grant Date, (the “Vesting Period for Restricted Stock Units”).
ii.
the Performance Shares, once vested, upon Vesting Date, which shall occur on the third (3rd) anniversary of the Grant Date subject to the achievement of Performance Goals. (the “Vesting Period for Performance Shares”).

The Vesting Period for Restricted Stock Units and the Vesting Period for Performance Shares are together referred to as the “Vesting Period”.

The Committee reserves the right to modify the Vesting Period in accordance with and to conform with, any amendments to the French Tax Code and/or provisions of the French Commercial Code governing Qualifying Free Share Awards.

While different vesting schedules might be defined in the Award Agreement none of these schedules may have the effect to enable vesting prior vesting completion of the second anniversary of Award Date.

By exception, in case of Participant’s death, the personal representative determined in accordance with the laws of descent and distribution shall be entitled to request the acquisition of the unvested Restricted Stock Units and/or Performance Shares within (6) months following this event.

The Board of Directors has also revolved in his capacity of authorizing these awards that no specific rules would apply for Disability corresponding to the (second) 2nd or (third) 3rd categories of Article L.341-4 of the French Social Security Code[1].

Therefore, in case of disability, Section 14 of the Plan shall prevail.

8.3 A new Section 8(e) “Share Sale Restriction imposed on Shares transferred to Participants” is added to the Plan rules:

As of the Vesting Date, Shares acquired pursuant to the Award may be subject to a minimum of two (2) years share sale restriction commencing from the Vesting Date (the “Share Sale Restriction Period”), during which the Shares may not be sold other than in the circumstances set out at paragraphs (ii) and (iii) below. If applicable, the Share Sale Restriction will be indicated on the Award agreement.

If the Participant leaves the employment of the Company, or any Affiliate(s), at any time after the Vesting Date, the Shares acquired shall not be freely transferable before the expiration of the Share Sale Restriction Period (if applicable).

(i)
In addition to the above Share Sale Restriction Period and notwithstanding any provision of the Plan to the contrary, the Shares shall not be sold during the following periods:
•
Within ten (10) trading days preceding and three (3) following the publication of the annual consolidated accounts, if applicable, or the annual accounts of the Company; and
•
Within a period beginning with the date at which the Company’s officers become aware of any information, which, were it to be public knowledge, could have a significant impact on the Company’s Share price and ending ten (10) trading days after the information becomes public knowledge.
•
Any other period resulting from any rule which prevent insider trading provided for by the Security and Exchange Commission (SEC) notably blackout periods, or the “Autorité des Marchés Financiers” (AMF), or any relevant securities law.
(ii)
In case of Participant’s death

Notwithstanding any provision of the Plan and the present Addendum to the contrary, in the event of the Participant’s death, the heirs shall not be subject to the Share Sale Restriction Period, the shares being transferable upon the Participant’s death.

(iii)
In case of Participant’s Disability of second (2nd) or third (3rd) category

By exception, if the Participant ceases his employment within the Company or any Affiliate(s) due to his Disability corresponding to the (second) 2ndor (third) 3rd categories of Article L.341-4 of the French Social Security Code[2], the Share Sale Restriction Period as defined in the herein Section shall be accelerated and deemed to have lapsed. The Participant shall dispose immediately of the Shares. Such dispositions shall not constitute a disqualified provision.

For the avoidance of doubt, in any other case of disability, Section 14 of the Plan shall prevail.

8.4 A new Section 8(f) “Restrictions for Corporate Officers” is added to the Plan rules:

Upon Grant Date, the Committee may either decide that Corporate Officers shall not sell Shares acquired through a Qualified Free Share Award prior to their removal from office (“révocation en qualité de mandataire social”) or determine the number of Shares which have to be held by Corporate Officers until their removal from office (“révocation en qualité de mandataire social”). The renewal of mandate does not constitute a “removal from office”. A removal from office must be valid pursuant to French laws and regulation.

These restrictions are not applicable to Officers of any French Corporate Affiliates. In the reverse, these restrictions are applicable to the corporate officers of the issuing parent Company.

8.5 A new Section 8(g) “Lack of consideration” is added to the Plan rules:

The Restricted Stock Units and Performance Shares granted under the Addendum are made at no cost for the Participant. No purchase price shall be determined by the Committee on the date such Award is made.

9.
Annual Incentive Awards

Section 9 of the Plan does not apply to Awards made under this Addendum.

10.
Long-Term Incentive Awards

Section 10 of the Plan does not apply to Awards made under this Addendum.

11.
Dividends and Dividend Equivalent Units

Section 11 of the Plan does not apply to Awards made under this Addendum.

12.
Other Stock-Based Awards

Section 12 of the Plan does not apply to Awards made under this Addendum.

13.
Minimum Vesting Period; Discretion to Accelerate

The present Addendum does not amend this Section subject to Section 8.2 of the present Addendum

14.
Effect of Termination on Awards

14.1 Section 14(b) of the Plan “Death, Disability or Retirement of Participant” is completed as follows:

In case of death or disability of the Participant, all unvested Restricted Stock Units and/or Performance Shares vests immediately.

•
Death: his/her heirs may request, within a period of time not exceeding six (6) months from the date of death, the ownership of the unvested Qualified Free Shares. The Qualified Free Share Award is deemed to vest upon the ownership request date.
15.
Restrictions on Transfer, Encumbrance and Disposition

15.1 Section 15 of the Plan “Restrictions on Transfer, Encumbrance and Disposition” is amended as follows:

The Qualified Free Shares Awards granted under the Plan shall not be transferable during the Participant’s lifetime except in case of Participant’s death. In case of Participant’s death, the Qualified Free Shares Awards may be transferred and acquired by Participant’s legal heirs in accordance with provisions of Section 8 of the Addendum.

16.
Termination and Amendment of Plan, Amendment, Modification or Cancellation of Awards

The present Addendum does not amend this Section.

17.
Taxes

17.1 Section 17 of the Plan “Taxes” is amended as follows:

Notwithstanding any provision to the contrary, in particular in Section 5(c) of the Plan, no Shares may be used prior to the lapse of the Share Sale Restriction to satisfy any social security or tax withholding due for Awards granted further to the present Addendum.

The Company or its Affiliates shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due with respect to Awards granted hereunder or shall have the right to deduct any applicable withholding or other employment taxes due from other compensation income paid to the Participant.

The employer is responsible for withholding employees’ social security charges in the event that they are due. However, the Participants remain responsible for bearing them.

18.
Adjustment Provisions; Change of Control

18.1 Section 18(a) of the Plan “Adjustment of Shares” is completed as follows:

Upon deciding to proceed to such adjustment, the Committee shall take all the necessary steps to determine the impact of such adjustment on the income tax and social security treatment of Awards made to French Participants and whenever possible, to maintain the tax neutrality of the operation on the treatment of the Award. The Committee shall accordingly inform the Participant concerned.

18.2 Section 18(c) of the Plan is completed as follows:

Upon occurrence of a Change of Control, the disposition of the Plan rules shall apply to French participants. The Committee, upon discretionary decision, may authorize the acceleration of the Vesting Date (referred to at Section 8.2 of this Addendum) and/or the cancellation of the Share Sale Restriction (referred to at Section 8.3 of this Addendum).

When however, a tax favorable treatment may be available further to French legislation (article 80 bis of the French Tax Code) the Committee, upon discretionary decision, may give the choice to French Participants, but has no obligation to.

When the Company decides to exchange shares with no cash consideration, pursuant to applicable French legal and tax rules and notably, article L.225-197-1 § III of the French Commercial Code (as amended), then the dispositions of the Plan as well as the periods of Vesting and Share Sale Restriction if applicable will remain applicable to shares or rights received in exchange.

19.
Miscellaneous

19.1 Section 19(a) of the Plan “Other Terms and Conditions” is completed as follows:

Notwithstanding the above, the Participant shall not be entitled to any dividend attached to Shares by reference to a record date preceding the Vesting Date or accumulated between the Grant Date and the Vesting Date.

[1] For information purposes, please note that:

•
Second category stands for a disabled person unable to perform any professional activity;
•
Third category stands for a disabled person unable to perform any professional activity and requiring third party assistance in order to perform everyday life tasks.

[2] For information purposes, please note that:

•
Second category stands for a disabled person unable to perform any professional activity;
•
Third category stands for a disabled person unable to perform any professional activity and requiring third party assistance in order to perform everyday life tasks.